Exhibit 10.1

MONOPAR THERAPEUTICS INC.

2026 Stock Incentive Plan

INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is made as of [[grantdate]] (the “Grant Date”) between MONOPAR THERAPEUTICS INC. (the “Company”) and [[firstname]] [[lastname]] (referred to herein as “Participant”). Terms used in this Agreement with initial capital letters without definitions are defined in the Monopar Therapeutics Inc. 2026 Stock Incentive Plan (the “Plan”) and have the same meaning in this Agreement.

1.    Option Shares. On the Grant Date, the Company hereby grants to Participant the option (the “Option”) to purchase [[sharesgranted]] shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant and subject to the terms of the Plan, a copy of which has been delivered or made available to Participant and is incorporated herein by reference. The Option granted hereby is an Incentive Stock Option.

2.    Exercise Price. The purchase price per Share upon exercise of the Option is [[grantprice]].

3.    Vesting. Subject to the terms of the Plan, the Option shall vest and be exercisable only during the period beginning at the Grant Date and ending 10 years after the Grant Date (the “Grant Expiration Date”). During such period, provided that Participant continues to be an Employee of the Company or a Subsidiary, the Option shall vest and become exercisable (i.e., shares of Common Stock may be purchased) according to the following schedule:

Vesting Start Date: [[vestingstartdate]]

[[allvestsegs]]

The number of shares of Common Stock, the exercise price thereof and the rights granted under this Agreement are subject to adjustment and modification as provided in the Plan. The total number of shares of Common Stock referred to in this Section means, at any relevant time, the number of shares of Common Stock stated in Section 1 hereof as such number shall then have been adjusted pursuant to the Plan. Notwithstanding the foregoing, in the event of a Change of Control prior to Participant’s Termination of Service, the Option becomes fully vested and exercisable.

4.    Termination of Service.

(a)         In General. If Participant’s Termination of Service occurs for a reason other than Participant’s death, Disability or Retirement:

(i)         In cases other than a Change of Control, any portion of the Option that has not vested as of the date of Termination of Service will automatically be canceled and forfeited and Participant shall not be entitled to any further rights in respect thereof; and

(ii)         Participant will have 90 days from the date of Termination of Service or until the Grant Expiration Date, whichever period is shorter, to exercise any portion of the Option that is vested and exercisable as of the date of Termination of Service.

Notwithstanding the above, if the Termination of Service is a termination for Cause, as determined by the Administrator, any outstanding and unexercised portion of the Option shall be immediately canceled as of the date of the Termination of Service.

(b)         Death or Disability. If Participant’s Termination of Service occurs due to Participant’s death or Disability:

(i)         any unvested portion of the Option shall vest in full as of the date of Participant’s death or Disability;

(ii)         if Participant’s Termination of Service occurs due to Participant’s Disability, the Option (including any portion that vested pursuant to subsection (b)(i)) may be exercised after the date of the Termination of Service by the Participant or by the legal representative of Participant’s estate or by the legatee(s) of Participant under Participant’s will for a period of one year after such Termination of Service or until the Grant Expiration Date, whichever period is shorter; and

(iii)         if Participant’s Termination of Service occurs due to Participant’s death, the Option (including any portion that vested pursuant to subsection (b)(i)) may be exercised after the date of the Termination of Service by the legal representative of Participant’s estate or by the legatee(s) of Participant under Participant’s will until the Grant Expiration Date.

(c)         Retirement. If Participant’s Termination of Service occurs due to Participant’s Retirement:

(i)         any portion of the Option that has not vested as of the date of Termination of Service will become ratably vested (rounded up or down to the nearest whole Share) based upon the full months of the total vesting period elapsed from the Grant Date to the end of the month in which the Termination of Service due to Retirement occurs over the total number of months in such period; provided, however, that, in the case of a Retirement due to a voluntary Termination of Service, the terms of this subsection (c)(i) shall not apply with respect to any Option granted less than six months prior to the effective date of such Termination of Service; and

(ii)         the Option, to the extent vested and exercisable as of the date of Termination of Service (including any portion of the Option that is ratably vested pursuant to subsection (c)(i)), shall remain exercisable for five (5) years after the date of the Termination of Service or until the Grant Expiration Date, whichever period is shorter; provided, however, that any exercise beyond 90 days after Participant’s Termination of Service is deemed to be the exercise of a Nonqualified Stock Option.

5.    Method of Exercise and Payment of Price.

(a)         Method of Exercise. At any time when all or a portion of the Option is exercisable under the Plan and this Agreement, some or all of the exercisable portion of the Option may be exercised from time to time by written notice to the Company in the form attached as Exhibit A hereto, or such other method of exercise as may be specified by the Company, including without limitation, exercise by electronic means on the website of the Company’s third-party equity plan administrator if any, which will:

(i)         state the number of shares of Common Stock with respect to which the Option is being exercised; and

(ii)         if the Option is being exercised by anyone other than Participant, if not already provided, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations.

(b)         Payment of Price. The full exercise price for the portion of the Option being exercised shall be paid to the Company as provided below:

(i)         in cash;

(ii)         by check or wire transfer (denominated in U.S. Dollars);

(iii)         subject to any conditions or limitations established by the Administrator, other shares of Common Stock which:

(A) have been owned by Participant for more than six (6) months on the date of surrender (unless this condition is waived by the Administrator); and

(B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock as to which said Option shall be exercised;

(iv)          subject to any conditions or limitations established by the Administrator, by the Company’s retention of the number of shares of Common Stock otherwise issuable upon exercise of the Option with a Fair Market Value on the date of exercise equal to the aggregate exercise price of the shares of Common Stock as to which said Option shall be exercised;

(v)         consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator; or

(vi)         any combination of the foregoing methods of payment.

6.    Transfer. Unless a transfer is approved by the Administrator, which approval may be withheld at the Administrator’s sole discretion (and which transfer could result in the option no longer qualifying as an incentive stock option), the Option shall be transferable only at Participant’s death, by Participant’s will or pursuant to the laws of descent and distribution. During Participant’s lifetime, the Option may not be exercised by anyone other than Participant or, in the event of Participant’s incapacity, Participant’s legal representative. The terms of this Agreement shall be binding upon the executors, administrators, successors and assigns of Participant.

7.    Restrictions on Exercise. The Option is subject to all restrictions in this Agreement and/or in the Plan. As a condition of any exercise of the Option, the Company may require Participant or his or her successor to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by the Company.

8.    Notice of Disqualifying Disposition of Shares. If Participant sells or otherwise disposes of any of the Options (pursuant to Section 6), or any of the shares of Common Stock acquired pursuant to the Option on or before the later of (i) the date two years after the Grant Date, and (ii) the date one year after transfer of such shares of Common Stock to Participant upon exercise of the Option, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant shall be subject to applicable income tax withholding by the Company on the compensation income recognized by Participant from the early disposition payment in cash or out of the current wages or other compensation payable to Participant.

9.    Privileges of Stock Ownership. Participant shall not have any of the rights of a shareholder with respect to any of the shares of Common Stock (e.g., the rights to vote and receive dividends) until the shares of Common Stock are issued to Participant following the exercise of all or part of the Option.

10.    Right of Set-Off. By accepting this Option, Participant consents to a deduction from, and set-off against, any amounts owed to Participant by the Company or any Subsidiary from time to time (including, but not limited to, amounts owed to Participant as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the Company or Subsidiary under this Agreement.

11.    Governing Law/Venue. This Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law, except to the extent superseded by the laws of the United States of America. The parties agree and acknowledge that the laws of the State of Delaware bear a substantial relationship to the parties and/or this Agreement and that the Option and benefits granted herein would not be granted without the governance of this Agreement by the laws of the State of Delaware. In addition, all legal actions or proceedings relating to this Agreement shall be brought exclusively in state or federal courts located in the State of Delaware and the parties executing this Agreement hereby consent to the personal jurisdiction of such courts. In the event that it becomes necessary for the Company to institute legal proceedings under this Agreement, Participant shall be responsible to the Company for all costs and reasonable legal fees incurred by the Company with regard to such proceedings. Any provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

12.    Interpretation and Administration. The parties agree that the interpretation of this Agreement shall rest exclusively and completely within the sole discretion of the Administrator. The parties agree to be bound by the decisions of the Administrator with regard to the interpretation of this Agreement and with regard to any and all matters set forth in this Agreement. The Administrator may delegate its functions under this Agreement to an officer of the Company designated by the Administrator (hereinafter the “designee”). In fulfilling its responsibilities hereunder, the Administrator or its designee may rely upon documents, written statements of the parties or such other material as the Administrator or its designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Administrator or its designee and that any decision of the Administrator or its designee relating to this Agreement shall be final and binding unless such decision is arbitrary and capricious.

13.    Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Option grant hereunder and participation in the Plan or future Options that may be granted under the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of option grants and the execution of option agreements through electronic signature.

14.    Notices. All notices requests, consents and other communications required or provided hereunder shall be in writing and, if to the Company, shall be delivered or mailed to its principal office, and, if to Participant, shall be delivered either personally or mailed to the address of Participant appearing on the books and records of the Company.

15.    Prompt Acceptance of Agreement. The Option grant evidenced by this Agreement shall, at the discretion of the Administrator, be forfeited if this Agreement is not manually executed and returned to the Company, or electronically executed by Participant by indicating Participant’s acceptance of this Agreement in accordance with the acceptance procedures set forth on the Company’s third-party equity plan administrator’s website, within 90 days of the Grant Date.

16.    Entire Agreement. This Agreement, together with the Plan, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.

17.    Amendment. This Agreement may not be modified, supplemented or otherwise amended other than pursuant to a written agreement between Company and Participant.

18.    No Third-Party Beneficiary. This Agreement is made for the benefit of the Company and any Subsidiary employing Participant during the term hereof.

19.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.    Employment. This Agreement does not constitute a contract of employment or guarantee of employment of Participant for any length of time and nothing in the Plan or this Agreement confers upon Participant any right to continue in the employ of, or other relationship with, the Company or any Subsidiary, or limit or interfere in any way with the right of the Company or Subsidiary to terminate Participant’s employment any time with or without Cause.

21.    No Representations Regarding Tax Consequences. Participant acknowledges and agrees that the Company has made no warranties or representations to Participant with respect to the tax consequences (including, but not limited to, income tax consequences) related to the Option granted under this Agreement, and Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. Participant further acknowledges that there may be adverse tax consequences upon disposition of the shares of Common Stock acquired pursuant to the exercise of the Option and that Participant has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the consequences thereof. Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for Participant.

22.    Headings. Section and subsection headings contained in this Agreement are inserted for the convenience of reference only. Section and subsection headings shall not be deemed to be a part of this Agreement for any purpose, and they shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

MONOPAR THERAPEUTICS INC.

By:

Name:

Title:

Attest:

Name:
Title:

Accepted by:

[[SIGNATURE]]
Participant: [[firstname]] [[lastname]]

[[SIGNATURE_DATE]]

Exhibit A

Form of

Notice of Exercise

Monopar Therapeutics Inc. 1000 Skokie Blvd., Suite 350 Wilmette, IL 60091 Attention: Chandler D. Robinson	Date of Exercise:________________

Chandler D. Robinson:

This constitutes notice under my stock option described below (the “Option”) that I hereby exercise my option and elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Stock option dated:	________________

Number of shares as to which option is exercised:	________________

Total exercise price:	$_______________

Cash payment delivered herewith:	$_______________

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Monopar Therapeutics Inc. 2026 Stock Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of the Option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

I hereby make the following certifications and representations with respect to the shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that I will not be able to resell the Shares for at least ninety days (90) after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701, or for at least six months from the date the Option was granted, if I am an officer as defined in § 240.16a-1 of the Code of Federal Regulations or a Director of the Company, and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by me, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to my Shares until the end of such period.

Very truly yours,

By:

Name:

*Must be signed by Option holder exactly as name appears on Award Agreement. If signed by a legal representative, executor, or other authorized individual, please set forth the individual’s full title and submit proper evidence of such individual’s authority to sign this Notice of Exercise.